EXHIBIT 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,
18 U.S.C. Section 1350

I, Gunther Than, Chief Executive Officer and Treasurer of View Systems, Inc. (the “Corporation”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, to my knowledge that:

1.  the Annual Report on Form 10-K of the Corporation for the year ended December 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

View Systems, Inc.

Date: August 17, 2012	By:	/s/ Gunther Than
Gunther Than
Chief Executive Officer and Treasurer (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)